Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/12/2019 09:26 AM
Original ID: 2018-000796587
Amendment ID: 2019-002535000

Profit Corporation
Articles of Amendment

1. Corporation name:

Emergent Health Corp.

2. Article number(s) 11 is amended as follows:

Emergent Health Corp. hereby reclassifies as below its currently outstanding 54,930,000 outstanding Common shares with par value $0.001 of its 200,000,000 authorized Common shares with par value of $0.001.

A. The 2,120,594 shares that are currently in CEDE or Street Name and are freely trading are classified as Class A Common shares.

B. The remaining 52,809,406 and future shares in non-CEDE form are Class B Common shares. Class B Common shares are not eligible to freely trade.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

See Attached Unanimous Consent of Shareholders and Board of Directors

Received
APR - 5 2019
Secretary of State
Wyoming

4. The amendment was adopted on 04/02/2019
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: John V. Cappello **Date:** 04/02/2019

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: John V. Cappello

Contact Person: John V. Cappello

Title: President, Sec., Treas., Sole Director

Daytime Phone Number: 484-518-9000

Email: jvc689@ymail.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ Please submit one **originally signed** document.
- ✓ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ✓ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.